UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 29, 2017

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

We previously entered into a Dealer Manager Agreement dated February 16, 2016, as amended by Amendment No. 1 to Dealer Manager Agreement dated June 17, 2016 and Amendment No. 2 to Dealer Manager Agreement dated February 13, 2017, or collectively, the Dealer Manager Agreement, with Griffin Capital Securities, LLC, or our dealer manager, and Griffin-American Healthcare REIT IV Advisor, LLC, or our advisor, in connection with our initial public offering.

On March 29, 2017, we entered into Amendment No. 3 to Dealer Manager Agreement, or the Third Amendment, with our dealer manager and advisor. The material terms of the Third Amendment amend the Dealer Manager Agreement to provide for a maximum amount of the dealer manager fee to be paid on the sale of shares of common stock offered pursuant to the primary portion of our initial public offering of: (a) up to a maximum of 1.5% of the gross offering proceeds from the sale of shares of Class I common stock, or Class I shares, all of which will be funded by our advisor, and (b) up to a maximum of 3.0% of the gross offering proceeds from the sale of shares of Class T common stock, or Class T shares, of which 1.0% of the gross offering proceeds will be funded by us and up to 2.0% of the gross offering proceeds will be funded by our advisor. The Third Amendment also provides for a corresponding reduction in the purchase price of Class I shares and Class T shares to the extent that the dealer manager fee is less than 1.5% of the gross offering proceeds for any Class I shares sold and less than 3.0% of the gross offering proceeds for any Class T shares sold. Additionally, the Third Amendment provides for a maximum amount of the stockholder servicing fee to be paid on the sale of Class T shares sold in our initial public offering of up to a maximum of 4.0% of the gross offering proceeds from such sale of Class T shares, which will accrue daily in an amount equal to 1/365th of 1.0% of the purchase price per Class T share sold, excluding Class T shares sold pursuant to our distribution reinvestment plan. Pursuant to the Third Amendment, the stockholder servicing fee may be reduced or limited by agreement with certain dealers.

The Third Amendment also amends the Participating Dealer Agreement, which is attached as Exhibit A to the Dealer Manager Agreement, to provide for a maximum amount of the stockholder servicing fee to be paid to the participating dealer on the sale of Class T shares sold in our initial public offering of up to a maximum of 4.0% of the gross offering proceeds from such sale of Class T shares, which will accrue daily in an amount equal to 1/365th of 1.0% of the purchase price per Class T share sold, excluding Class T shares sold pursuant to our distribution reinvestment plan. Also, pursuant to the Third Amendment, the stockholder servicing fee may be reduced or limited by agreement with the dealer.

No material terms of the Dealer Manager Agreement were amended by the Third Amendment, other than as set forth above. The material terms of the agreement discussed above are qualified in their entirety by the Third Amendment incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 3 to Dealer Manager Agreement by and among Griffin-American Healthcare REIT IV, Inc., Griffin Capital Securities, LLC and Griffin-American Healthcare REIT IV Advisor, LLC, dated March 29, 2017 (included as Exhibit 1.4 to Post-Effective Amendment No. 7 to our Registration Statement on Form S-11 (File No. 333-205960) filed March 29, 2017 and incorporated herein by reference)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

March 30, 2017	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
Amendment No. 3 to Dealer Manager Agreement by and among Griffin-American Healthcare REIT IV, Inc., Griffin Capital Securities, LLC and Griffin-American Healthcare REIT IV Advisor, LLC, dated March 29, 2017 (included as Exhibit 1.4 to Post-Effective Amendment No. 7 to our Registration Statement on Form S-11 (File No. 333-205960) filed March 29, 2017 and incorporated herein by reference)